UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 3, 2014 (May 28, 2014)

UNIVERSAL AMERICAN CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35149 (Commission File Number)	27-4683816 (I.R.S. Employer Identification No.)

44 South Broadway, Suite 1200

White Plains, New York  10601

(Address of principal executive offices) (Zip Code)

(914) 934-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors

Effective May 28, 2014, Christopher E. Wolfe resigned as a member of the Universal American Corp. (the “Company”) board of directors.  Mr. Wolfe’s resignation is not the result of any disagreement with the Company or its board of directors.

Item 5.07.     Submission of Matters to a Vote of Security Holders

The Company held its annual meeting of stockholders on May 28, 2014.  The following are the votes cast on each of the matters presented at the annual meeting:

1.              Election of Directors

Name	For	Against	Abstain	Broker Non-Votes
Richard A. Barasch	70,044,365	650,673	4,489	3,837,356
Sally W. Crawford	69,841,816	849,789	7,922	3,837,356
Matthew W. Etheridge	70,606,494	88,602	4,431	3,837,356
Mark K. Gormley	70,603,007	89,821	6,699	3,837,356
Mark. M. Harmeling	70,561,132	131,931	6,464	3,837,356
Linda H. Lamel	70,603,942	88,928	6,657	3,837,356
Patrick J. McLaughlin	70,575,985	117,001	6,541	3,837,356
Richard C. Perry	70,529,669	165,427	4,431	3,837,356
Thomas A. Scully	70,605,752	89,386	4,389	3,837,356
Robert A. Spass	70,564,036	131,102	4,389	3,837,356
Sean M. Traynor	70,606,669	88,469	4,389	3,837,356

2.              Appointment of Ernst & Young LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2014.

For	Against	Abstain
74,496,460	34,497	5,926

3.              Non-binding, advisory vote with respect to the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
69,668,776	613,380	417,371	3,837,356

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 3, 2014

UNIVERSAL AMERICAN CORP.

By:	/s/ Tony L. Wolk
Name: Tony L. Wolk
Title: SVP, General Counsel and Secretary